Exhibit 10.4

GLOBAL AMENDMENT

THIS GLOBAL AMENDMENT to the Transaction Documents (as defined below) (the “Amendment”) is entered into on July 5, 2023, and made effective as of June 30, 2023 (the “Effective Date”), by and between DATA443 RISK MITIGATION, INC., a Nevada corporation (the “Company”), and Auctus Fund, LLC, a Delaware limited liability company (the “Holder”) (each the Company and the Holder a “Party” and collectively the “Parties”).

BACKGROUND

A. The Company and Holder are the parties to those certain securities purchase agreements, security agreements, and senior secured promissory notes dated April 22, 2021 and July 27, 2021 (collectively, the “Transaction Documents”); and

B. The Parties desire to amend the Transaction Documents as set forth expressly below.

NOW THEREFORE, in consideration of the execution and delivery of the Amendment and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. Notwithstanding anything to the contrary in the Transaction Documents, the security interest in the assets of the Company created in favor of the Holder under the Transaction Documents shall not include any of the assets of Cyren Ltd. that the Company is acquiring on or around the Effective Date.

2. The Company shall issue to Holder on July 5, 2023, a pre-funded common stock purchase warrant for the purchase of up to 25,000,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at an initial exercise price of $0.001 per share, in the form attached hereto as Exhibit A.

3. In the event that the number of authorized shares of Common Stock is inadequate to permit the Company to conduct a qualified offering of the Company’s common stock in connection with the listing of the Company’s common stock for trading on the NYSE American, the New York Stock Exchange, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, or any other national securities exchange (or any successors to any of the foregoing) (the “Qualified Offering”), the Holder hereby agrees, on a pro rata basis based upon the principal outstanding of all of the Company’s promissory notes at the time of the Qualified Offering, to relinquish such number of shares of the Company’s common stock to the Company’s underwriter to permit the Company to conduct a Qualified Offering.

4. Sections 8(a) and 8(f) of the securities purchase agreement entered into by the Company and Holder on July 27, 2021, shall apply with respect to this Amendment.

5. This Amendment shall be deemed part of, but shall take precedence over and supersede any provisions to the contrary contained in the Transaction Documents. Except as specifically modified hereby, all of the provisions of the Transaction Documents, which are not in conflict with the terms of this Amendment, shall remain in full force and effect.

[Signature page to follow]

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

DATA443 RISK MITIGATION, INC.		Auctus Fund, LLC

By:		By:
Name:	Jason Remillard	Name:	Lou Posner
Title:	Chief Executive Officer	Title:	Managing Director

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Exhibit A

(see attached)

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